Exhibit 99.(a)(2)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CPG FOCUSED ACCESS FUND, LLC

Under Section 18-202 of the Delaware
Limited Liability Company Act

The undersigned, being the Principal Executive Officer of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.             The name of the limited liability company is CPG Focused Access Fund, LLC (the “Company”).

2.             The first certification of the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on June 4, 2018, is hereby deleted in its entirety and replaced with the following:

FIRST: The name of the limited liability company is Macquarie Focused Access Fund, LLC (the “Company”).

3.             All other provisions of the Certificate of Formation of the Company shall remain in effect.

4.             This Certificate shall become effective as of July 1, 2025.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on the 12th day of June 2025.

CPG FOCUSED ACCESS FUND, LLC

By:	/s/ Alex Lee
	Name:	Alex Lee
	Title:	Principal Executive Officer